Exhibit 10.18

Thirteenth Amended and Restated Rent Supplement

(CREZ Lease)

February 28, 2018

This Thirteenth Amended and Restated Rent Supplement (this “Thirteenth Amended Supplement”) between Sharyland Distribution & Transmission Services, L.L.C. (“Lessor”) and Sharyland Utilities, L.P. (“Lessee”) is executed and delivered on February 28, 2018 to memorialize supplements to the CREZ Lease (as defined below), effective as of January 1, 2018. Capitalized terms used herein that are not otherwise defined will have the meanings assigned to them in the CREZ Lease.

WHEREAS, Lessor and Lessee are Parties to a Fourth Amended and Restated CREZ Lease Agreement dated November 9, 2017 (as amended from time to time in accordance with its terms, the “CREZ Lease”);

WHEREAS, on December 31, 2017, the Parties executed a Twelfth Amended and Restated Rent Supplement (CREZ Lease) effective as of January 1, 2018 (the “Twelfth Amended Supplement”);

WHEREAS, the Incremental CapEx for 2017, together with the Rate Base of the Acquired Transmission Assets as of November 9, 2017 (the “Exchange Transaction Closing Date”), were different than expected by the Twelfth Amended Supplement, and the Parties wish to effect a Rent Validation (as set forth in Section 3.3 of the CREZ Lease) and to amend and restate the Twelfth Amended Supplement to memorialize the effect of such difference; and

WHEREAS, as a result of this Rent Validation, a one-time payment set forth below is owed by Lessee and will be paid within 30 days after execution hereof.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereto agree to the following:

1.The Twelfth Amended Supplement is hereby amended and restated in its entirety as set forth below.

2.The CREZ Lease, except as supplemented by this Thirteenth Amended Supplement, shall remain in full force and effect.

Incremental CapEx:
	2013	$466,424,280
	2014	$198,982,000
	2015	$ 3,493,096
	2016	$ 3,906,367
	2017 (Total 2017)	$ 44,499,993# $ 0## $ 44,499,993###
	2018 (Total 2018)	$ 86,778,539* $ 0** $ 86,778,539***

# Represents the “validated” aggregate amount of 2017 Incremental CapEx related to the Panhandle Assets (“Panhandle CapEx”), i.e. a Rent Validation has occurred pursuant to Section 3.3 of the CREZ Lease, and, as part of this Rent Validation, the Parties have restated the aggregate amount of 2017 Panhandle CapEx placed in-service, consisting of (i) the amount of 2017 Panhandle CapEx placed in service as of the balance

CREZ Lease

sheet date reflected in Lessee’s first 2017 Regulatory Order (“First 2017 CapEx”); (ii) the amount of 2017 Panhandle CapEx placed in service as of the balance sheet date reflected in Lessee’s second 2017 Regulatory Order (“Second 2017 CapEx”); and (iii) the amount of 2017 Panhandle CapEx placed in service throughout the remainder of 2017 (“2017 Stub-Year CapEx”), together with the weighted average in-service dates of 2017 Panhandle CapEx and the effective dates for the first and second 2017 Regulatory Orders. The aggregate amount of 2017 Panhandle CapEx has been restated to $44,499,993, with a weighted average in-service date of July 1, 2017. The aggregate amount of estimated 2017 Panhandle CapEx included in the Twelfth Amended Supplement was $49,475,943, with a weighted average in-service date of July 1, 2017. The Parties placed in service $0 of First 2017 CapEx, which was included in the first 2017 Regulatory Order that became effective on April 14, 2017; an aggregate of $28,524,719 of Second 2017 CapEx, which was included in the second 2017 Regulatory Order that became effective on October 26, 2017; and an aggregate of $15,975,275 of 2017 Stub-Year CapEx, which has not yet been included in a Regulatory Order. The amount of First 2017 CapEx included in the Twelfth Amended Supplement was $0, the aggregate amount of Second 2017 CapEx included in the Twelfth Amended Supplement was $49,475,943 and the amount of 2017 Stub-Year CapEx included in the Twelfth Amended Supplement was $0. As set forth in the Twelfth Amended Supplement, the Parties expected the first 2017 Regulatory Order to be effective on May 1, 2017, the second 2017 Regulatory Order to be effective on March 1, 2018 and the first 2018 Regulatory Order to be effective on June 1, 2018.

## Represents the “validated” aggregate amount of 2017 Incremental CapEx related to the Acquired Transmission Assets (“Acquired Assets CapEx”), i.e. a Rent Validation has occurred pursuant to Section 3.3 of the CREZ Lease, and, as part of this Rent Validation, the Parties have restated the aggregate amount of 2017 Acquired Assets CapEx placed in service from the Exchange Transaction Closing Date throughout the remainder of 2017. The aggregate amount of 2017 Acquired Assets CapEx has been restated to $0. The aggregate amount of estimated 2017 Acquired Assets CapEx included in the Twelfth Amended Supplement was $0.

### Represents the total validated amount of Incremental CapEx that the Parties placed in service during 2017.

* Represents the aggregate amount of Panhandle CapEx that the Parties expect to be placed in service in 2018. Rent supplements with respect to this Panhandle CapEx were agreed to and memorialized as part of the Twelfth Amended Supplement. Of the 2018 Panhandle CapEx, an aggregate of $27,181,110 is expected to be in service as of the balance sheet date reflected in Lessee’s first 2018 Regulatory Order (“First 2018 CapEx”), an aggregate of $43,170,873 is expected to be in service as of the balance sheet date reflected in Lessee’s second 2018 Regulatory Order (“Second 2018 CapEx”), and an aggregate of $16,426,556 is expected to be placed in service throughout the remainder of 2018 (“2018 Stub-Year CapEx”) and to be included in the first 2019 Regulatory Order. The Parties expect the First 2018 CapEx, Second 2018 CapEx and 2018 Stub-Year CapEx, collectively, to have a weighted average in-service date of April 1, 2018. The Parties expect the first 2018 Regulatory Order to be effective on June 1, 2018, the second 2018 Regulatory Order to be effective on September 1, 2018 and the first 2019 Regulatory Order to be effective on May 1, 2019.

** Represents the amount of Acquired Assets CapEx that the Parties expect to be placed in service in 2018. Rent supplements with respect to this Acquired Assets CapEx were agreed to and memorialized as part of the Twelfth Amended Supplement. Of the 2018 Acquired Assets CapEx, $0 is expected to be in service as of the balance sheet date reflected in Lessee’s first 2018 Regulatory Order, $0 is expected to be in service as of the balance sheet date reflected in Lessee’s second 2018 Regulatory Order, and $0 is expected to be placed in service throughout the remainder of 2018 and included in the first 2019 Regulatory Order.

*** Represents the total amount of Incremental CapEx that the Parties expect to be placed in service during 2018.

Lessee CapEx:
	2013	$ 0

2CREZ Lease

2014	$ 0
2015	$ 0
2016	$ 0
2017	$ 0
2018	$ 0

Total Base Rent by Lease Year:
	2013	$ 21,758,233
	2014	$ 67,335,947
	2015	$ 68,524,342
	2016	$ 66,118,564
	2017	$ 70,772,369#
	2018	$114,025,481*
	2019	$117,317,515**
	2020	$114,494,474

# Represents the “validated” amount of 2017 Base Rent, i.e. a Rent Validation has occurred pursuant to Section 3.3 of the CREZ Lease, and, as part of this Rent Validation, the amount of 2017 Base Rent has been restated. The amount of 2017 Base Rent included in the Twelfth Amended Supplement was $70,299,483, comprised of 2017 Base Rent payments of (i) $5,321,692 on the 15th day of each month beginning on March 15, 2017 through June 15, 2017 (with respect to January 2017 through April 2017); (ii) $5,321,692 on the 15th day of each month beginning on July 15, 2017 through December 15, 2017 (with respect to May 2017 through October 2017), with the increase in monthly Base Rent reflecting 2016 Stub-Year CapEx and commencing May 1, 2017, which was the expected effective date of Lessee’s first 2017 Regulatory Order; and (iii) $7,973,119 on January 15, 2018 and $9,109,445 on February 15, 2018 (with respect to November 2017 and December 2017, respectively), with the increase in monthly Base Rent reflecting the addition of the Acquired Transmission Assets and commencing November 10, 2017, which was the day after the Exchange Transaction Closing Date. The estimated Rate Base of the Acquired Transmission Assets as of the Exchange Transaction Closing Date that was included in the Twelfth Amended Supplement was $355,389,996. The actual Rate Base of the Acquired Transmission Assets as of the Exchange Transaction Closing Date was $353,574,366, and the first 2017 Regulatory Order was effective April 14, 2017. Lessee owes Lessor $472,886 (the difference between the amount set forth as Base Rent above and the aggregate amount of monthly Base Rent set forth in this footnote), in validated Base Rent, and will make the validation payment set forth under “Validation Payment” below within 30 days of the date hereof.

* Lessee will make a monthly 2018 Base Rent payment of $9,129,533 on the 15th day of each month beginning on March 15, 2018 through July 15, 2018 (with respect to January 2018 through May 2018). Lessee will then make a 2018 Base Rent payment of $9,526,450 on the 15th day of each month beginning on August 15, 2018 through October 15, 2018 (with respect to June 2018 through August 2018), with the increase in monthly Base Rent reflecting 2017 Stub-Year CapEx and First 2018 CapEx and commencing June 1, 2018, which is the expected effective date of Lessee’s first 2018 Regulatory Order. Lessee will then make a 2018 Base Rent payment of $9,949,617 on the 15th day of each month beginning on November 15, 2018 through February 15, 2019 (with respect to September 2018 through December 2018), with the increase in monthly Base Rent reflecting Second 2018 CapEx and commencing September 1, 2018, which is the expected effective date of Lessee’s second 2018 Regulatory Order.

** Lessee will make a monthly 2019 Base Rent payment of $9,669,059 on the 15th day of each month beginning on March 15, 2019 through June 15, 2019 (with respect to January 2019 through April 2019). Lessee will then make a monthly 2019 Base Rent payment of $9,830,160 on the 15th day of each month beginning on July 15, 2019 through February 15, 2020 (with respect to May 2019 through December 2019), with the increase in monthly Base Rent reflecting 2018 Stub-Year CapEx and commencing May 1, 2019, which is the expected effective date of Lessee’s first 2019 Regulatory Order.

3CREZ Lease

Monthly Transition Costs Payment:	$8,662*

* Lessee will make a monthly Transition Costs Payment of $8,662 on the 15th day of each month beginning on January 15, 2018 through December 15, 2019 (with respect to November 2017 through October 2019).

Percentage Rent Rates:
	2013	29.2%
	2014	31.6%
	2015	31.3%
	2016	30.3%
	2017	29.5%#
	2018	28.5%
	2019	27.7%
	2020	26.8%

# Represents the “validated” percentage applicable to 2017 Percentage Rent, i.e. a Rent Validation has occurred pursuant to Section 3.3 of the CREZ Lease and, as part of this Rent Validation, the 2017 percentage has been restated. The 2017 percentage included in the Twelfth Amended Supplement was 29.5% (i.e., even though the percentage has not changed it has been “validated” pursuant to this Rent Validation).

Annual Percentage Rent
Breakpoints:
	2013	$21,758,233
	2014	$67,335,947
	2015	$68,524,342
	2016	$66,109,550
	2017	$64,404,829#
	2018	$68,832,414*
	2019	$73,106,965**
	2020	$71,266,440**

# Represents the “validated” 2017 Annual Percentage Rent Breakpoint, i.e. a Rent Validation has occurred pursuant to Section 3.3 of the CREZ Lease, and, as part of this Rent Validation, the 2017 Annual Percentage Rent Breakpoint has been restated. The 2017 Annual Percentage Rent Breakpoint included in the Twelfth Amended Supplement was $63,906,713.

* The 2018 Annual Percentage Rent Breakpoint reflects the assumptions set forth above regarding the timing of the first 2018 Regulatory Order and the second 2018 Regulatory Order, as well as the amount of First 2018 CapEx and Second 2018 CapEx.

** The 2019 and 2020 Annual Percentage Rent Breakpoints reflect the same assumptions as the 2018 Annual Percentage Rent Breakpoint, in addition to the assumptions set forth above regarding the timing of the first 2019 Regulatory Order, as well as the amount of 2018 Stub-Year CapEx.

4CREZ Lease

Revenues Attributable to
Lessee CapEx:
	2013	$0
	2014	$0
	2015	$0
	2016	$0
	2017	$0
	2018	$0

Validation Payment:  As a result of the validation described above, pursuant to Section 3.3 of the CREZ Lease, Lessee will pay Lessor $413,490, within 30 days following execution hereof, of which $472,886 is attributable to validated Base Rent and $(59,396) is attributable to the validation of Percentage Rent.

TCOS

Allocation:	between June 20, 2013 and October 17, 2013: 65.3%
between October 17, 2013 and February 25, 2014: 84.8%
between February 25, 2014 and May 1, 2014: 83.3%
between May 1, 2014 and October 3, 2014: 80.9%
between October 3, 2014 and March 31, 2015: 75.8%
between April 1, 2015 and October 31, 2015: 72.7%
between November 1, 2015 and June 13, 2016: 65.6%
between June 14, 2016 and September 22, 2016: 56.8%
between September 23, 2016 and April 13, 2017: 49.0%
between April 14, 2017 and October 25, 2017: 46.5%
between October 26, 2017 and November 9, 2017: 46.3%
between November 10, 2017 and May 31, 2018: 36.3%
between June 1, 2018 and August 31, 2018: 35.8%
starting September 1, 2018: 37.2%

Allocated Other Revenue:  None

Term of Rent Supplement:  Expires 12/31/20

5CREZ Lease

The Parties have executed this Thirteenth Amended Supplement to the CREZ Lease as of the date set forth above.

SHARYLAND UTILITIES, L.P.

By:	/s/ Greg Wilks
Name:	Greg Wilks
Title:	Chief Financial Officer

SHARYLAND DISTRIBUTION & TRANSMISSION SERVICES, L.L.C.

By:	/s/ Brant Meleski
Name:	Brant Meleski
Title:	Chief Financial Officer

CREZ Lease